UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2010

ZIPREALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300 Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 15, 2010, the Compensation Committee of the Board of Directors of ZipRealty, Inc. approved payment of annual performance bonuses under the Company’s Management Incentive Plan for 2009 (the “MIP”) in connection with the Company’s achievement of its Annual Targets. The bonuses for the Company’s named executive officers are as follows:

J. Patrick Lashinsky, Chief Executive Officer and President, $122,345 cash, and 3,472 shares;

Charles Baker, Executive Vice President, Chief Financial Officer, $61,200 cash and 2,559 shares;

William C. Sinclair, Executive Vice President, Operations and Business Development. $31,450 cash and 1,315 shares;

Genevieve C. Combes, Senior Vice President, Technology and Operational Strategy, $31,450 cash and 1,315 shares;

David A. Rector, Senior Vice President and Chief Accounting Officer, $35,700 cash and 1,492 shares;

Robert J. Yakominich, Senior Vice President, Sales, $31,450 cash and 1,315 shares;

Samantha Harnett, Vice President, General Counsel and Secretary, $19,550 cash and 817 shares; and

Joan L. Burke, Vice President, Human Resources, $26,350 cash and 1,101 shares.

Each of the foregoing stock awards was made pursuant to the terms of a Restricted Stock Award Agreement (the “Agreement”) between the Company and the named executive officer that is governed by the Company’s 2004 Equity Incentive Plan. With respect to each award, all of the subject shares will vest on July 1, 2010, as long as the executive remains employed by or in a service relationship with the Company on such dates, and subject to any other vesting rights under separate change-of-control agreements between the Company and such executive.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished with this report on Form 8-K:

10.1	Form of Restricted Stock Award Agreement, dated as of January 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: January 22, 2010	By:	/s/ DAVID A. RECTOR
David A. Rector
Senior Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit	Description
10.1	Form of Restricted Stock Award Agreement, dated as of January 15, 2010